SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **TK STAR DESIGN, INC.**, did on November 3, 2008, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on November 7, 2008.

ROSS MILLER
Secretary of State

Certified By: GJ Jaillet
Certificate Number: C20081104-1518

10/28/2008 15:01 FAX 12124860701 M&F P.C

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20080725152-72
	Filing Date and Time 11/03/2008 10:51 AM
	Entity Number E0688192008-3

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	TK STAR DESIGN, INC.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: CORPORATION SERVICE COMPANY (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity: Street Address: / City: / Nevada / Zip Code: Mailing Address (if different from street address): 502 EAST JOHN STREET / City: CARSON CITY / Nevada / Zip Code: 01075
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: C:74million/P:1million Par value per share: $ .001 Number of shares without par value: NA
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) THOMAS P. KINNEY (Name) 220 DUPONT AVENUE (Street Address) / NEWBURGH (City) / NY (State) / 12540 (Zip Code) 2) (Name) (Street Address) / (City) / (State) / (Zip Code)
5. Purpose: (optional; see instructions)	The purpose of the corporation shall be: To engage in any lawful act or activity for which corporations may be organized.
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	THOMAS P. KINNEY (Name) / X [signature] (Incorporator Signature) 220 DUPONT AVENUE (Address) / NEWBURGH (City) / NY (State) / 12540 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] (Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity) / 11-3-08 (Date)

This form must be accompanied by appropriate fees.